                           TRANSOCEAN SEDCO FOREX INC.
                                   ("COMPANY")


                                 DEBT SECURITIES


                                 TERMS AGREEMENT



                                                                    May 19, 2000


To:  The Underwriter identified herein



Dear Sirs:

     The undersigned agrees to sell to the Underwriter named below for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement to be filed by the Company as an exhibit to its Current Report on Form 8-K, dated May 19, 2000 ("UNDERWRITING AGREEMENT"), the following securities ("OFFERED SECURITIES") on the following terms:

         TITLE: Zero Coupon Convertible Debenture Due May 2020.

         PRINCIPAL AMOUNT: $865,000,000 at maturity.

         INTEREST: Zero coupon.

         MATURITY: May 24, 2020.

         OPTIONAL REDEMPTION: Beginning May 24, 2003.

         REPURCHASE RIGHTS: May 24, 2003, May 24, 2008 and May 24, 2013.

         SINKING FUND: None.

         LISTING: None.

         CONVERSION RATIO: 8.1566 shares per $1,000 principal amount.

         PURCHASE PRICE: $566.09 per $1,000 principal amount at maturity.

         EXPECTED REOFFERING PRICE: $579.12 per $1,000 principal amount at maturity, subject to change by the Underwriter.

         CLOSING: 9:00 A.M. (Central Daylight Time) on May 24, 2000, at Houston, Texas, in Federal (same day) funds.

         SETTLEMENT AND TRADING: Book-Entry Only via DTC.

         BLACKOUT: Until 90 days after the Closing Date.

         NAME AND ADDRESS OF UNDERWRITER: Credit Suisse First Boston Corporation
                                          Eleven Madison Avenue, 19th Floor
                                          New York, New York   10010-3629

         The respective principal amounts of the Offered Securities to be purchased by each of the Underwriter are set forth opposite their names in Schedule A hereto.

         The provisions of the Underwriting Agreement are incorporated herein by reference.

         For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of the following information in the Prospectus furnished on behalf of each Underwriter: the statements in the table (and related footnote) on the prospectus supplement cover page indicating the price to the public of the Offered Securities, the penultimate paragraph at the bottom of the prospectus supplement cover page concerning the terms of the offering by the Underwriter, the concession and reallowance figures and statement regarding making a secondary market appearing in the fourth paragraph under the caption "Underwriting" in the prospectus supplement and the information contained in the fifth paragraph under the caption "Underwriting" in the prospectus supplement

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                                   Very truly yours,

                                        TRANSOCEAN SEDCO FOREX INC.

                                             By    /s/ ROBERT L. LONG
                                               --------------------------------

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.



          CREDIT SUISSE FIRST BOSTON CORPORATION


               By      /s/ DAVID BALLARD
                 -------------------------------

                                   SCHEDULE A


                                                                  PRINCIPAL
              UNDERWRITER                                          AMOUNT
              -----------                                          ------
Credit Suisse First Boston Corporation.......................   $865,000,000




                                                                ------------
               Total.........................................   $865,000,000
                                                                ============